Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 1, 2026, with respect to the financial statements of the subaccounts that comprise Nationwide VLI Separate Account-7, and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-149295).

/s/ KPMG LLP

Columbus, Ohio

April 23, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 23, 2026, with respect to the statutory financial statements and financial statement schedules of Nationwide Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-149295).

/s/ KPMG LLP

Columbus, Ohio

April 23, 2026